SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    August 22, 2001

ISCO INTERNATIONAL, INC

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22302	36-3688459

(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

451 Kingston Court, Mt. Prospect, Illinois	60056

(Address of Principal Executive Offices)	(Zip Code)

(847) 391-9400 (Registrant’s telephone number, including area code)

Item 5. Other Events.

     ISCO International, Inc. (the “Company”) previously announced that in June 1996, Craig M. Siegler, a former Board member of the Company, filed a complaint against the Company in the Circuit Court of Cook County, Illinois, County Department, Chancery Division. The complaint alleged that, in connection with the Company’s private placement of securities in November 1995, the Company breached and repudiated an oral contract with Mr. Siegler for the issuance and sale by the Company to Mr. Siegler shares of common stock, plus warrants. On August 22, 2001, the jury reached a verdict in favor of Mr. Siegler in the amount of $6.7 million. The Company has several pending motions, including a motion for a mistrial and a motion to reduce the amount of the verdict. The judge has delayed entering judgment on the jury verdict pending his determination of these motions, which could potentially reduce or overturn the verdict. The judge has scheduled a hearing on such motions for September 20, 2001.

     The Company intends to continue to defend itself vigorously in this litigation including filing post-trial motions and appeals, if necessary. However, if the Company does not prevail on its pending motions or future motions or appeals, a judgment in this amount may have a material adverse effect on the Company’s financial condition.

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: August 23, 2001	By:	ISCO International, Inc. /s/ Charles F. Willes Charles F. Willes Principal and Chief Accounting Officer